                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 FORM 8-K12g-3/A

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  April 3, 2001
                                 Date of Report
                        (Date of Earliest Event Reported)

                             MILLENNIUM DIRECT, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    HCR 30-A,
                            North Blenheim, NY 12131
                    (Address of principal executive offices)

                                tel: 607/588-8885
                                fax: 607/588-8884
                         (Registrant's telephone number)

                          BLUE CAPITAL ASSOCIATES, INC.
                                   50 Broadway
                                   Suite 2300
                               New York, NY 10004
                        (Former name and former address)


           Delaware                  0-30661                13-3786306
        (State or other            (Commission           (I.R.S. Employer
 jurisdiction of incorporation)    File Number)         Identification No.)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

         (a) Pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement") effective April 3, 2001, Millennium Direct, Inc. ("Millennium" or the "Company"), a Delaware corporation, acquired all the outstanding shares of common stock of Blue Capital Associates ("Blue Capital"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 1,162,090 shares of common stock of Millennium (the "Acquisition").

         The Acquisition was approved by the unanimous consent of the Board of Directors of Millennium on March 15, 2001. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         Prior to the Acquisition, Millennium had 22,079,710 shares of common stock issued and outstanding and 23,241,800 shares issued and outstanding following the Acquisition.

        Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Millennium elected to become the successor issuer to Blue Capital for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective April 3, 2001.

        A copy of the Acquisition Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

        (b) The following table contains information, as of June 30, 2001, regarding the shareholdings of Millennium's current directors and executive officers and those persons or entities, who beneficially own more than 5% of its common stock and reflects 2 for 1 common stock split effective April, 2001):


NAME AND ADDRESS                              AMOUNT AND NATURE OF             PERCENT OF CLASS
OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP                  Common
-------------------                           --------------------                  ------
Infotopia, Inc.                                     2,000,000                         9.3%
218 Tearall Road
Raynham MA 20767

B.R. Equities, Inc.                                 1,750,000                         8.2%
490 Wheeler Road, Suite 150
Hauppague, New York 11788

George Balis                                       11,078,842(1)(3)                  51.6%
HCR 30-A
North Blenheim, New York 12131

Ardis Balis                                        11,078,842(2)(3)                  51.6%
HCR 30-A
North Blenheim, New York 12131

Louis Tallarini                                       187,500                         *
HCR 30-A
North Blenheim, New York 12131

Dan Gorczycki                                         193,666                         *
HCR 30-A
North Blenheim, New York 12131

John Rissi                                            838,434                4.0%
HCR 30-A
North Blenheim, New York 12131

ALL OFFICERS AND
DIRECTORS AS A
GROUP (5 Individuals)                              12,298,442               57.3%%


--------------------------------
* Indicates less than 1%.

(1) Includes 10,820,334 shares owned by Ardis Balis, Mr. Balis' wife, as to which shares Mr. Balis has voting control.

(2) Includes 258,508 shares owned by George Balis, Ms. Balis' husband, as to which shares Ms. Balis disclaims beneficial ownership.

(3) Ardis Balis' shares are subject to a voting agreement entered into in July 2000 pursuant to which all of Ms. Balis' shares are voted by George Balis.


        (c)  Change in Control

        There are no arrangements, including any pledge by any person of securities of Millennium, the operation of which may at a subsequent date result in a change in control of the registrant.


ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

        (a) The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Blue Capital and Millennium. In evaluating the Acquisition, Blue Capital used criteria such as the value of the assets of Millennium, Millennium's ability to compete in the markets for anti-aging skin care products and educational videos, the unique nature of Millennium's products, the increased use of the Internet as a marketing tool, Millennium's current and anticipated business operations, and Millennium's business name and reputation in the anti-aging skin care products and educational videos industries.

        (b) The Company intends to achieve its expansion objectives by growth at its existing facilities, use of multiple media consumer education marketing efforts, establishing its name recognition and consumer familiarity with the Company's products and obtaining patent and trademark protection for its family of anti-aging skin care products.

BUSINESS

         Millennium was incorporated in the State of Delaware on September 13, 1994 as Kid Rom, Inc. ("KRI"). Millennium develops, produces and distributes entertaining and educational videos for the toddler, children and teenage markets. In February 1998, KRI acquired UltraDerma, Ltd. ("UDL"), a company which develops, markets and distributes anti-aging skin care products. On November 18, 1999, KRI changed its name from Kid Rom, Inc. to Millennium Direct, Inc. Millennium's corporate office is located at HCR 30-A, North Blenheim, New York 12131.

         Millennium currently operates two divisions: educational videos (KRI's business since incorporation) and skin care products (the business of UDL acquired in February, 1998).

         EDUCATIONAL VIDEOS. Millennium attempts to make its videos both entertaining and educational. All videos developed by Millennium have five characteristics which Millennium hopes will distinguish it from its competition:

         (i) All videos involve a form of animated transportation vehicle or construction equipment;

         (ii) All videos include children interacting with animated and live equipment and asking questions regarding how the equipment works or operates;

         (iii)    All videos feature original music and narrative soundtracks;

         (iv) All videos demonstrate a theme or moral that Millennium believes worthy of instilling in children; and

         (v)      All videos are free of violence.

         Millennium has completed two videos in its "I Wonder..."('TM') series, "Toby the Tugboat" and "Brett the Jet". Millennium's "I Wonder..."('TM') series is dedicated to bringing to children real life experiences with animation, music and song and a story which can be enjoyed by both children and parents. Although, Millennium has not formally registered the "I Wonder..." label, it believes it has trademark rights to the name. Millennium presently has four additional videos in development which it believes also feature these characteristics. The videos are approximately 30 minutes each and can be adapted for sale or syndication in foreign markets. In addition, we are seeking to develop additional videos and several weekly combination live action/animated shows aimed at the teenage market. In developing our videos and weekly shows, we attempt to create characters with cross-over merchandising appeal into areas such as clothing, board games, interactive CD-ROM games, books, toys, dolls and video games. We have not sold, but have plans to sell, clothing, board games, interactive CD-ROM games and other products based on our characters. We believe our characters in our videos "Brett the Jet" and "Toby the Tugboat" (and our other video characters should) have such cross-over merchandising appeal. As our videos continue to receive favorable reviews and recognition at video festivals, and consumer awareness increases, we believe the opportunity to achieve cross-over merchandising potential also increases. This cross-over merchandising may be initiated by us, as well as by third party marketers, who may approach us.

         In "Toby the Tugboat", two children are shown traveling through New York Harbor aboard an actual tugboat. The animated "Toby the Tugboat" appears on screen and teaches the children how small tugboats, with their large engines, are necessary for moving huge ocean-going vessels, such as the QE2, around the harbor. The moral is that no matter how big or small one is, it is what is inside that matters most. The theme song "Toby the Tugboat" was written specifically for the video, which is targeted at children between the ages of 3 and 8.

         "Brett the Jet" is a video about teamwork. Made with the cooperation of the U.S. Thunderbird F-16 Demonstration Team and the U.S. Army Golden Knights, "Brett" features jets, cargo planes, acrobatic planes and commercial airlines. The animated "Brett the Jet" shows two brothers, ages 10 and 12, the importance of teamwork by showing how people in the radar tower, the ground crew and the crew aboard the plane all work together to help different types of planes fly safely and securely. This video also features an original soundtrack and title song.

         We currently have four additional videos in development which also feature the five characteristics incorporated in our completed videos. These videos are:

         Rob The Racing Car

         "Rob The Racing Car" is set against the exhilarating world of stock car racing. Children learn first hand there's a time and proper place for everything.

         Benjamin The Fire Engine

         An extraordinary story about the rewards of helping and giving to others as told by our animated fire engine, Benjamin, as he takes children along with firemen and fire engines in life saving situations.

         Flip The Ship

         Children are taken on a journey throughout the world by our animated character, Flip The Ship, and travel on some of the world's greatest vessels learning all the time about the importance of relating to other people.

         Jane The Crane

         Contains some of the most amazing aerial footage taken from high above the ground on construction cranes, underscoring the importance of communication, especially between children and their parents.

         Millennium contracts on a case-by-case basis with various writers, animators, directors, producers, musicians and post-production staff to complete the videos and prepare them for videotape release. We use the service of writers, animators, directors and other individuals and companies to obtain services on a "fixed fee basis," which requires service to completion at a fixed amount of compensation, regardless of time devoted to the project, and at other times, fees are paid based on a contracted for hourly rate. Fees for services may include cash and stock or one or the other, as the case may be, negotiated on a case by case basis. We are not dependent on any particular writer, animator, director or other individuals or companies other than the services of George S. Balis, our Chairman and producer of the Kid Rom videos.

         Millennium is currently marketing its videos through general video distributors and specialists in the toddler and children's markets. Among these distributors are: Library Video Company, Tapeworm Video Distributors, Inc., Amazon.com, Canadian Video Services, Midwest Tape, Follett Audiovisual Resources, Baker & Taylor Entertainment, Quality Books, Inc. (a Dawson Company), Unique Books, Inc. and Instructional Video. Millennium is also seeking to distribute its videos through major video and retail store chains.

         In addition, we are listed on most internet search engines, and can be located at GoFind.com and FindWhat.com, search engines, for example. Through our Kid Rom web site, www.KIDROM.com, we can receive direct credit card payment with our merchant account for the sale of our videos directly to the consumer. Our videos have been sent to a direct response television company by our skin care Marketer for possible advertising. We have not initiated print advertising at this time.

         ANTI-AGING COSMETICS AND SKIN CARE PRODUCTS. Millennium has exclusive worldwide licensing rights pursuant to an agreement with the manufacturer to market and distribute an anti-aging formula, under the TheraCel brand, which is designed to rejuvenate skin cells and eliminate the appearance of wrinkles and other signs of aging. This product, the Pro-Cellular Formula, is sold under the TheraCel brand name, and is an all natural product that does not use any acid-based ingredients or any invasive procedures. Along with the Pro-Cellular Formula, we market (i) day and night moisturizers, (ii) a soap, and (iii) a moisturizer for dry skin. In addition to the TheraCel brand, Millennium owns a patent on a pillow and a related pillow case designed to help minimize the facial wrinkles some women experience after a night of sleep marketed under the name "The Anti-Wrinkle Pillow".

         Millennium contracts with outside sources for the manufacture, bottling, packaging and distribution of its skin care products. The Company is largely not dependent on any particular manufacturer, bottler, or packager for its products. Except for the Pro-Cellular Formula, all products are manufactured and bottled to our specifications and formulas and can be manufactured and bottled by several manufacturers and bottlers in the United States. The Pro-Cellular Formula has been manufactured for us by a French laboratory and bottled for us in Canada. If either supplier were to decide not to provide us with product or bottling, for whatever reason, we believe we could replace both or either company without any significant interference with our cosmetic business. Millennium markets these products through direct response television. By direct response television method of distribution (or infomercial), we mean the selling and marketing of product directly to the consumer through 30-minute advertisements in which the consumer is requested to purchase the product directly by responding to a telephone number, address or web site advertised during the commercial. This is in contrast to regular television advertisements where the consumer is urged to purchase the product through retail outlets. We believe companies may elect the direct response television method of advertising for a number of reasons. Among them are:

         -   generally it is less expensive to launch a new product this way;

         - it may lay the foundation for a successful retail campaign after the product gains name recognition;

         - through media testing, one may assess likelihood of potential sales;

         -   the return on product investment may be faster; and

         - one may gain a direct list of customers to whom other products may be marketed.

         Millennium's target market for its skin care products is primarily women between the ages of 28 and 55.

         Millennium centralizes the administration of its management, production, sales and marketing divisions for both the videos and the skin care products all within the Millennium corporate entity. Financial information concerning production, development, sales, marketing, operating costs and other expenses of Millennium are maintained in accordance with generally accepted accounting principles, but not allocated according to specific product.

         Acquisition of Ultraderma, Ltd.

         In February 1998, Millennium acquired substantially all of the assets of UDL (the "UDL Acquisition"), for a total purchase price of $1,216,750. The consideration consisted of $400,000 in cash and the issuance of 3,025,000 restricted shares of our common stock, valued at $816,750, to Ardis Balis (formerly Ardis Boyd), which transaction was exempt from registration pursuant to Section4(2) of the Securities Act. Concurrent with the UDL Acquisition, Millennium executed a letter agreement which granted to Ardis Balis, the Chairperson and Founder of UDL, anti-dilution rights pursuant to which Millennium agreed to maintain Ms. Balis' interest in Millennium, pending a registered public offering of Millennium's securities with the Securities and Exchange

Commission, at not less than fifty-one percent (51%) of the issued and outstanding common stock. For purposes of such calculation, Millennium is permitted to include shares of common stock held by George Balis, the Chairman and Chief Executive Officer of Millennium and the husband of Ardis Balis.

         Substantial Third Party Agreement; Sales and Marketing

         In September 1999, we terminated a sales and marketing agreement with a prior marketer (the "Previous Marketer"). Although the Previous Marketer successfully launched the TheraCel product line through a direct response television campaign, it was not prepared to handle the immediate large volume of sales generated by the infomercial. The Previous Marketer sought to improve its fulfillment, customer service and call center abilities and decreased its media purchases to make these changes, as it, too, realized its facilities in this area were not working effectively. Millennium was not satisfied with the changes the Previous Marketer made to cure these problems. The principal problems which led us to terminate our agreement with the Previous Marketer were our belief that it: (i) failed to provide payments, statements and reports as required under the agreement, (ii) misrepresented the capabilities of its new call and fulfillment centers and failed to provide adequate facilities to support product sales; (iii) failed to meet sales quotas under the agreement; and (iv) erred in sending out products to customers who had not requested them and failed to send re-orders to those who did which resulted in returns from the customers who did not re-order the product, but nevertheless received them, and also resulted in lost sales from the customers who had ordered products, but failed to receive them.

         In addition, Millennium was approached by other potential marketers who offered what management believed were superior administrative, call center, customer service and fulfillment capabilities which could permit Millennium to better analyze its sales and financial results and to better service its customers. The Company believes that with a more efficient support group and better customer service, its potential pre-tax net income could be improved. In July, 1999, Millennium also terminated a separate licensing agreement it had with the Previous Marketer to assist Millennium in distributing the educational videos produced by Millennium. Millennium paid $59,000, in the form of 200,000 shares of Common Stock, to terminate such agreement. Other than as set forth above, neither the Previous Marketer nor Millennium has any rights, liabilities or obligations to the other.

         We currently sell all of our skin care products directly to consumers through direct response television, advertising. We have entered into a Production Services and Marketing Agreement (the "Production Agreement") with a third party marketing corporation (the "Marketer"). The Production Agreement grants the Marketer the exclusive rights to market and distribute Millennium's skin care products for a period of one year following the date of the initial media test of a new infomercial. The initial media test was conducted in July, 2000. The parties are continuing to operate under the Production Agreement notwithstanding the fact that the infomercial has not yet been rolled out. We expect the infomercial to be aired in the third or fourth quarter of 2001, assuming favorable final media test results.

         The Production Agreement is automatically renewable for one year periods in the event that minium levels of sales are generated by the Marketer (i.e., 50,000 Product Units in year one, 75,000 Product Units in year two and 100,000 Product Units thereafter - a Product Unit being either an anti- wrinkle skin cream kit or an anti-wrinkle pillow).

         Pursuant to the Production Agreement, the Marketer, among other things, would create and co-produce, with Millennium, a 30-minute direct response television commercial for Millennium's skin care products. Under the Production Agreement, Millennium is required to pay for the infomercial production costs and media test costs. The Marketer is responsible for all other media costs and inventory and telemarketing expenses, once the direct response television campaign is launched which costs are estimated to be approximately $1 million per month during an active campaign. The Marketer is responsible for all worldwide sales, it being our exclusive distributor and marketer. All advertising costs associated with the Theracel products are to be covered by the Marketer, as well as inventory and telemarketing costs, under the Marketing Agreement in return for which the Marketer receives a 15% commission on the money it spends on media and 3% of the gross TV sales. It also receives 9% of all retail sales. This strategy reduces Millennium's costs and risk. Once a consumer has purchased products from Millennium, Millennium seeks to sell him or her additional products that might be of interest. Through flyers and other promotional mailings, consumers are urged to re-order products once their current supply has been exhausted and order additional products manufactured by Millennium. Alternatively, consumers can elect to enroll in programs which automatically charge their credit cards and send replenishment supplies at requested intervals.

         The absence of sales of the Theracel product line in the year 2000 and the low level of sales for such product line for the previous year resulted from the termination of our relationship with the Previous Marketer and the entering into the new Production Agreement with the new Marketer.

         Pursuant to the Production Agreement, Millennium also entered into an incentive based Stock Option Agreement (the "Option Agreement") with the Marketer. Pursuant to the Option Agreement, in the event that specified minimum sales levels are met, the Marketer will receive options to buy up to 1,350,000 shares of Common Stock, at a range of per share prices, based on the total number of Product Units sold in each of the first three years of operation of the Production Agreement. Options to purchase Common Stock are exercisable for a period of five (5) years from the end of the then-applicable year. If the Production Agreement continues for three years and the Marketer qualifies for the maximum number of options in each year, Millennium will issue the Marketer options to purchase 270,000 shares of Common Stock at an exercise price of $.55 for the first year (based on the sale of 95,000 Product Units at a current retail sales price of $149 per Product Unit), options to purchase 480,000 shares of Common Stock at an exercise price of $.50 for the second year (based on the sale of 160,000 Product Units) and options to purchase 600,000 shares of Common Stock at an exercise price of $.50 for the third year (based on the sale of 200,000 Product Units).

         Our marketing strategy regarding our educational videos is to further enhance the image and awareness of our videos by producing entertaining, educational and non-violent characters and stories. We will continue to promote the "TheraCel" brand, and other skin care products, by seeking to demonstrate the ease, safety and effectiveness of these products.

         Packaging, Warehousing, Shipping and Distribution

         Currently, Millennium undertakes all costs and obligations with respect to the packaging, warehousing, shipping and distribution needs for the educational videos. All of Millennium's packaging, warehousing, shipping and distribution needs with respect to its skin care products are served by the Marketer pursuant to the Production Agreement. With respect to Millennium's skin care products, a fulfillment center receives orders via Millennium's direct response advertising or via the Internet and transmits these orders to the appropriate contractor. These contractors each have facilities which Millennium uses to package, store and ship its products. This eliminates the need for Millennium to undertake the cost and administrative burden of maintaining large scale warehouse and other fulfillment services. Management believes that concentrating their efforts on developing and marketing their brands, and on sales and merchandising, rather than operating a warehouse, will result in a much greater rate of growth without any diminution in services to its customers. As Millennium's business grows, it will continually examine the costs and benefits of obtaining its own distribution center.

         Quality Control

         A vital concern to management is quality control. Strict quality control standards are required in order to maintain and build relationships with consumers. Millennium carefully monitors the output of its producers and contractors to insure they produce videos and skin care products consistent with the brand and image of Millennium. All contractors and vendors, including video producers and post-production staff, are carefully supervised by Millennium.

         Inventory

         Historically, Millennium has not regularly maintained inventory in any material amount. Once fully produced and ready for distribution, thousands of videos can be produced in a short period of time, through the services of our outside video duplicators, eliminating the need to anticipate significant sales.

         Millennium's skin care products can be made and packaged relatively easily, therefore eliminating the need for substantial product inventory. Inventory is only required to be kept on hand during an active marketing campaign. Millennium's current method of marketing is through direct response television. By law, orders received via such medium must be fulfilled within thirty (30) days of receipt of a credit card number from the consumer. The Production Agreement requires the Marketer to provide the funds necessary for Millennium to purchase and maintain such inventory. This arrangement allows Millennium to advance minimal funds prior to sales of its products. During an active marketing campaign, we would anticipate that we would have to maintain a 10,000 unit supply of Theracel products for each month the campaign was active. The amount the Marketer would need to advance for a one month supply would be approximately $150,000 to $250,000, depending on the then cost of goods and the projected volume of sales.

         Research and Development

         Millennium does not incur any significant costs that would be traditionally referred to as Research-Development ("R&D"). The existing skin care products have been repackaged and other cosmetic changes have taken place. There have been no changes to the basic product formulas, and therefore, no significant costs for R&D.

         Costs incurred in the development of new video projects are capitalized as incurred. Such costs are then amortized upon the completion of the project. We estimate that the four additional videos will cost approximately $400,000. The weekly live/animated shows are estimated to cost $200,000 per pilot program.

         Expansion Strategy

         Millennium believes that it can successfully build on its existing customer base and marketing, packaging and shipping relationships and expand its market share in both the educational video and skin care markets. Millennium has no plans to open additional offices, but could enter into additional distribution arrangements and/or licensing arrangements as business warrants. Millennium may also expand the number of suppliers and manufacturers it contracts with if there is a surge in demand for Millennium's product lines. Millennium has the capacity to, and may, hire additional employees with respect to development of its electronic commerce efforts. There can be no assurance that Millennium will be successful in any of these efforts.

         Electronic Commerce

         Millennium has developed its own websites, www.theracelskin.com and www.antiwrinklepillow.com in connection with its skin care products, and www.kidrom.com in connection with its educational videos.

         Employees

         As of March 31, 2001, Millennium employed two full-time individuals who operate in executive, administrative, sales, marketing and production capacities. None of Millennium's employees is represented by a labor organization and Millennium considers its relationship with its employees to be excellent.

         Competition

         There are many companies that offer similar or competitive products to the products produced by Millennium. Both the educational video and skin care industries are occupied by some of the largest, most well-known companies in the world, including Disney, Time-Warner, Revlon, Estee Lauder, Scimitar and Anchor Bay. Despite this substantial and intense competition against foreign and domestic competitors with substantially greater resources and distribution capabilities than Millennium, Millennium seeks to distinguish itself in specialized niches within these industries by attempting to offer unique stories and characters for its educational videos and by seeking to develop unique products for skin care and anti-aging not offered by its larger competitors.


MARKET FOR THE COMPANY'S SECURITIES

        Millennium's common stock is presently trading on the National Quotation Bureau's OTC "pink sheets" under the symbol MMLD. As of June 30, 2001, there were approximately 313 holders of our common stock.

        The following table sets forth the range of the high and low closing bid prices per share of our common stock during each of the calendar quarters identified below. These bid prices were obtained from the OTC Bulletin Board Quarterly Quote Summary Report received from Nasdaq Trading

Market Services and the Standard & Poor's Comstock, and do not necessarily reflect actual transactions, retail markups, markdowns or commissions.

        The high and low bid sales prices for the equity for each full quarterly period within the two most recent fiscal years and any subsequent interim period for which financial statements are included are as follows:

----------------------------------------------------------------------------------------------------------
Year    Quarter   High Bid          Low Bid                   Year     Quarter  High Bid         Low Bid
1999    1st       1.531             0.375                     2000     1st      1.25             0.25
1999    2nd       1.063             0.375                     2000     2nd*     1.25             0.25
1999    3rd       0.563             0.250                     2000     3rd*     1.25             0.25
1999    4th       1.25              0.250                     2000     4rd*     0.25             0.15
Year    Quarter   High Bid          Low Bid
2001    1st       1.20              0.15
2001    2nd*      0.25              0.05

-------------------------------------------------------------------------------

        We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of Millennium's business.

MANAGEMENT

         The following Table sets forth certain information regarding the executive officers and directors of Millennium as of June 30, 2001.

NAME                                        AGE             DATE OF ELECTION          POSITION
George Balis                                51              September, 1994           Chairman of the Board of Directors,
HCR 30-A                                                                              Chief Executive Officer, Secretary
North Blenheim
New York 12131

Ardis Balis                                 49              February, 1998            President, Director
HCR 30-A
North Blenheim,
New York 12131

Dan Gorczycki                               38              November, 1999            Director
HCR 30-A
North Blenheim,
New York 12131

John Rissi                                  38              November, 1999            Director
HCR 30-A
North Blenheim,
New York 12131

Louis Tallarini                             53              June, 2000                Director
HCR 30-A
North Blenheim,
New York 12131


         GEORGE BALIS. George Balis, the Chairman of the Board of Directors, Chief Executive Officer and Secretary of Millennium, was in the private practice of law from 1975 through 1986, concentrating in the areas of securities, corporation and entertainment law. From 1986 through 1992, Mr. Balis was Chairman and President of American Screen Company, a diversified entertainment company which, among other things, developed properties for motion picture and television release. From 1993 to 1998, Mr. Balis was in the private practice of law specializing in corporate and entertainment matters. In January, 1998, Mr. Balis became full-time Chairman and Chief Executive Officer of Millennium. Mr. Balis has served on various boards of directors of corporations in the cosmetics, entertainment and gourmet food industries. Mr. Balis is a graduate of both Columbia University's School of Law and Graduate School of Business, and is admitted to practice law in the State of New York.

         ARDIS BALIS. Ardis Balis, the President and a director of Millennium, founded UltraDerma, Ltd., a company which was acquired by Millennium in February, 1998. Ms. Balis has both financed and researched the development of rejuvenative skin care products. She has appeared on numerous instructional videos, informercials and television talk shows. Since February, 1998, Ms. Balis has been the President of Millennium. Prior thereto, she had been Chief Executive Officer and President of UltraDerma, Ltd.

         DAN E. GORCZYCKI, C.P.A. Dan Gorczycki, a director of Millennium, was a director of Holliday, Fenoglio, Fowler, L.P., a wholly-owned subsidiary of Lend Lease (USA), Inc. from June 1999 to September 2000. Mr. Gorczycki is currently involved in the placement of financing and debt restructuring in real estate transactions as a principal of Granite Partners, LLC. His experience includes work in institutional real estate sales for firms including Landauer Associates, where he worked from June 1997 until June1999, Julien J. Studley, Inc., where he worked from March 1995 through June 1997, and Legg Mason. Mr. Gorczycki additionally was employed by The Greater New York Savings Bank from January 1993 until March 1995 where he was responsible for completing workouts on overleveraged assets. Mr. Gorczycki's career also contained experience in the financial services industry at both Cowen & Company (now SG Cowen) and Salomon Brothers (now Salomon Smith Barney) as a financial analyst. Mr. Gorczycki started his professional career at Price Waterhouse, where he worked for the Small Business Group as an auditor. Mr. Gorczycki received his MBA from New York University and a BS from St. John's University. He is both a Certified Public Accountant (inactive) and a Licensed Real Estate Salesperson in New York and a member of the Real Estate Board of New York.

         JOHN RISSI. John Rissi, a director of Millennium, began his career in telecommunications sales for Cable & Wireless Communications, Inc. where he oversaw a sales staff of more than 30 sales representatives from 1986 to 1989. In February 1989, Mr. Rissi started his own marketing company, Tele-Save, where he marketed telecommunications services for companies including AT&T, Worldcom and Sprint. In August 1995, Mr. Rissi entered into an agreement with VoiceNet Corporation to market their credit calling card program through April 1999. From April 1999 to the present, Mr. Rissi co-founded Mutual Media Corporation, Inc., a marketing company that specializes in marketing major web sites throughout the world. Mr. Rissi received his B.S. at Hofstra University.

         LOUIS A. TALLARINI. Louis Tallarini, a director of Millennium, has been executive vice president for Fuller Development Company, a division of Cappelli Enterprises, Inc. from October 1999 to the present. From 1991 to September 1999 he served as Executive Vice President and member of the Executive Committee of The Value Companies, where he was responsible for the asset management of a national real estate portfolio of commercial properties. Mr. Tallarini began his career as an accountant with the international certified public accounting firm Pannell, Kerr Foster. Following his career as an accountant, he entered private industry where he has supervised institutional real estate management teams throughout the United States. Mr. Tallerini has been involved in philanthropic endeavors, including serving as Chairman of the Board of the Singers Forum Foundation; funding scholarships for underprivileged minority children through the Graham Windham foster child program; and making available affordable housing for needy families. Mr. Tallarini sits on the Executive Committee of Value Express, a national commercial real estate lender. Mr. Tallarini received his B.S. from Fordham University.

EXECUTIVE COMPENSATION

         The following Table sets forth all cash compensation paid or to be paid by Millennium, as well as certain other compensation paid or accrued, to officers, directors and certain key employees.

                                                                      ANNUAL COMPENSATION
                                                             SALARY            BONUS              OTHER
NAME AND PRINCIPAL POSITION
George Balis                                2001              60,000            -0-                -0-
Chairman, Chief Executive Officer           2000                -0-             -0-                -0-
and Secretary                               1999                -0-             -0-             $35,000(2)

Ardis Balis (1)                             2001              50,000            -0-                -0-
President and Director                      2000                -0-             -0-                -0-
                                            1999                -0-             -0-             $35,000(2)


--------------------
(1) Ms. Balis became an employee of Millennium in February, 1998.

(2) On November 18, 1999, each of George Balis and Ardis Balis was issued 350,000 shares of Common Stock, at a value of $.10 per share or $35,000, as compensation for services rendered by each of them as officers and directors of Millennium in 1999.

        Director's serve for a term of one year, until their or their successor's election at the next annual meeting of stockholders.

        Each of George Balis and Ardis Balis have executed employment agreements These employment agreements are for a term of three years and include base salaries and expense allowances. Pursuant to these agreements, each of them has agreed not to compete with Millennium for a period of one year following termination of the agreement.

        On November 18, 1999, each of George Balis and Ardis Balis was issued 350,000 shares of Common Stock, at a value of $.10 per share or $35,000, as compensation for services rendered by each of them as officers and directors of Millennium in 1999. No other compensation has been paid to any officer or director of Millennium since 1996 and, other than as set forth above, no compensation has been accrued since that time through September 30, 1999. George Balis received 300,000 shares of common stock, having a value of $15,000, as a director's fee for his service as a director in 1997. Mr. Balis is not owed any further compensation for any services rendered to Millennium prior to November 15, 1999. Additionally, 300,000 shares of common stock, having a value of $15,000, were issued to an individual in 1997 for his services as a director in 1997 (the "Former Director"). The Former Director no longer serves as a director of Millennium and is not owed any further compensation. Pursuant to a certain surrender agreement executed by and between Millennium and the Former Director on February 26, 1999, the Former Director surrendered to Millennium all 300,000 shares issued to him as compensation for his services as a director in 1997. George and Ardis Balis have received loans from Millennium. See " Certain Relationships and Related Transactions." Historically, directors who are not members of management have not received any compensation for their service as such; however, in June 2000 all such non- management directors were each awarded 6,250 shares of common stock and warrants to purchase 6,250 shares of common stock at an exercise price of $.50 per share, and John Rissi was awarded 31,250 shares of common stock in addition to the aforementioned warrants and in January 2001 75,000 shares each were issued at par value to John Rissi, Dan Gorczycki, Louis Tallerini, George Balis and Ardis Balis.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

         The following is a discussion of certain factors affecting Millennium's results of operations, liquidity and capital resources. You should read the following discussion and analysis in conjunction with our consolidated financial statements and related notes that are included herein.

         The following discussion regarding Millennium and its business and operations contains forward-looking statements. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.

         Millennium is active in two distinct and separate areas: the production and marketing of children's videos and the design, manufacture and sale of skin care products. The videos are a combination of live action and animation and contain original music and narrative soundtracks. A very key concept in these videos is the fact that they are completely free of any type of violence or violent material. Each video is approximately 30 minutes long and can be adapted for sale or syndication in foreign markets. Additionally, Millennium is seeking to develop both additional videos and several weekly combination live action/animated shows aimed at the teenage market. In developing its videos and weekly shows, Millennium attempts to create characters with cross-over merchandising appeal into areas such as clothing, board games, interactive CD-ROM games which are both entertaining and educational, books, toys, dolls and video games. We have not sold, but have plans to sell, clothing, board games, interactive CD-Rom games and other products based on our videos.

         Millennium has developed a line of skin care products designed to combat the effects of aging by rejuvenating skin cells and eliminating the appearance of wrinkles and other signs of aging. The products are custom made for Millennium based on an exclusive formula that is not available through any other source in the United States. The skin care line is marketed under the TheraCel brand. In addition to the TheraCel brand, Millennium also owns a patent on a pillow and one on a related pillow case, designed to minimize the facial wrinkles some women experience after a night of sleep. Millennium contracts with outside sources for the manufacture, bottling, packaging and distribution of its skin care products.

         We expect our TheraCel skin care line to continue to be our sales leader for the coming year. Through the Production Agreement, the new infomercial, starring Maria Marshal and Ardis M. Balis, our President, and the wife of our Chief Executive Officer, George Balis, has aired and several price points were tested during the first half of 2000. The Marketer and Millennium intend to test certain additional modifications to the infomercial. Assuming favorable test results, we could expect that the national media campaign would not only lead to television sales but also to sales from retail stores and the internet. We have also fully revamped our TheraCel packaging to support eventual retail sales and have added a new moisturizer to our product line. The Marketer will also serve as our marketing company for future retail sales. With respect to our skin care line, in conjunction with the manufacturer of our Theracel product, we are exploring bringing additional products to market. These include moisturizers for hand and body and potential natural hair restorative products. The cost of development of these products is being borne by the manufacturer.

         Pursuant to the Production Agreement, the Marketer may exercise options to purchase up to

1,380,000 shares of common stock. Upon any such exercise we will record a charge to operations for the fair market value of the stock purchased minus the option price on the date of exercise. In order for the marketer to exercise the full number of options, substantial sales of units and resulting dollars would be generated. As such, the charge to operations for the cost of exercise would most likely be immaterial to the results of operations for the period in which the exercise takes place.

         There have been no revenues generated from our video operations through and including March 31, 2000.We are now actively marketing our children's video "I Wonder...'TM' Series and anticipate generating revenues therefrom during 2001, and intend to expand the series during 2001, as well. We have entered into distribution agreements with, among others, Amazon.com; Tapeworm Video Distributors, Inc.; Instructional Video; Library Video Company; and Unique Books, Inc. "Toby The Tugboat" and "Brett The Jet" were also endorsed by Coalition For Quality Children's Media (KIDS FIRST) and approved by The Dove Foundation. The videos have also won favorable reviews in many magazines and newspapers. "Brett The Jet" was also a semi-finalist in the KIDS FIRST Film Festival held in March of this year. "Brett The Jet" is a finalist in the upcoming 8th Annual Teachers' Choice Awards, where 80 teams of teachers from across the United States reviewed over 400 videos. As a result of these efforts, we believe that our videos will begin appearing in major video rental and retail stores and in libraries and schools around the country during the second half of 2001. With respect to video projects in development, we would anticipate that additional funding of approximately $400,000 will be required to produce the four remaining titles presently in development. The source of such funding is expected to come from the sale of our securities or revenues, if any, from the roll-out of TheraCel.


Results of Operations for the Year Ended December 31, 2000 Compared with the Year Ended December 31,1999

         Millennium recorded no sales for the year ended December 31, 2000 as compared with $11,257 in sales for the previous year. Millennium's gross profit for these years was $0 and $4,303 respectively. Operating expenses for the year ended December 31, 2000 were $1,465,976 and $669,273 for the year ended December 31, 1999. The increased expenses were the result of an increase in consulting and professional fees incurred during the year ended December 31, 2000. The significant items included in operating expenses for the years ended December 31, 2000 and 1999 are as follows:


-----------------------------------------------------------------------------------------------------
Expense description                        December 31, 2000                       December 31, 1999
Advertising                                         $247,757                                $147,950

Depreciation & amortization                          246,685                                 299,310

Consulting fees                                      471,998                                  53,782

Professional fees                                    274,355                                  38,911

Travel & trade shows                                  60,118                                  22,204
-----------------------------------------------------------------------------------------------------

As a result, the net loss was $1,465,976 for the year ended December 31, 2000 compared with a loss of $664,970 for the year ended December 31, 1999. Millennium had cash of $371,144 as of December 31, 2000 and $342,376 as of December 31, 1999. As of December 31, 2000 Millennium had stockholders equity of $1,119,445 and $1,200,820 of December 31, 1999. The changes in the stockholders equity was the result of additional investments made by shareholders via the sale of common stock and the issuance of stock to certain directors and consultants and reduced by the net loss. Included in operating expenses for the years ended December 31, 2000 and 1999 was the value of securities issued for services received by the Company of $223,575 and $384,601 respectively. These shares were issued at the time that the management of the Company determined that such issuance, in place of a cash payment for the services received, would be beneficial to the Company as a means of preserving cash flow. The actual issuance of the stock occurred at the time that the services received were completed. The Company may, in the future, continue this practice if the need for services arises and the provider of the services is amenable to receiving the shares in lieu of cash. Any such future issuances will be charged to operations in the periods in which they are made.


        Results of Operations for the Three Months Ended March 31, 2001 Compared with the Three Months Ended March 31, 2000

        Results of Operations

        Millennium recorded $8,629 in sales for the three months ended March 31, 2001, as compared with no sales for the three months ended March 31, 2000. Millennium's gross profit for these three months was $2,863 and $0, respectively. Operating expenses for the three months ended March 31, 2001 were $283,794 and $829,230 for the three months ended March 31, 2000. The significant items included in operating expenses for the three months ended March 31, 2001 and 2000 are as follows:

           EXPENSE DESCRIPTION                 MARCH 31, 2001          MARCH 31, 2000
        Advertising                                $31,388                $211,135
        Depreciation and amortization               68,062                  32,733
        Consulting fees                             83,442                 394,353
        Professional fees                           18,000                  36,565
        Travel and trade shows                      24,479                  60,825

               As a result, the net loss was $280,931 for the three months ended March 31, 2001 compared with a net loss of $829,230 for the three months ended March 31, 2000. As of March 31, 2001 Millennium had stockholders' equityof $921,541 and $792,601 for March 31, 2000. The changes in the stockholders equity was the result of additional investments made by shareholders via the sale of common stock and the issuance of stock to certain directors and consultants and reduced by the net loss.

        Liquidity and Capital Resources

         Millennium has financed its operations and met its capital requirements primarily through funds raised in private placements. The principal uses of operating cash are to further develop, produce and market Millennium's children's videos, as well as its skin care products marketed under the Theracel brand. In the event that the Company is unable to raise funds through private placements or from operations, Millennium's ability to conduct its operations as planned may become uncertain. The Company has entered into employment agreements with George Balis and Ardis Balis as of January 1, 2001. These employment agreements are for a term of three years and include base salaries and expense allowances. Pursuant to these agreements, each of them has agreed not to compete with Millennium for a period of one year following termination of the agreement. These agreements will result in additional charges to the results of operations and will be funded through the general operations of the Company. During the next twelve months, Millennium expects to continue development of the new infomercial for the TheraCel products, as well as continue to develop new marketing channels for its line of video products. Millennium may raise additional funds from the issuance of new long-term debt, as well as through the sale of its securities. These sources of funds, as well as Millennium's existing cash reserves, are projected by management to be sufficient to fund its operations during the next twelve months. Millennium does not intend to incur any substantial research and development costs, acquisitions of assets or the employment of additional persons during the next twelve month period.

DESCRIPTION OF PROPERTY

         Millennium leases property for use as its executive offices at HCR 30-A, North Blenheim, New York, from Ardis Balis, the President and a director of Millennium, at a rate of $2,000 per month. Millennium currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

         George Balis is the husband of Ardis Balis. They were married in May, 1998. Mr. Balis currently serves as the Chairman of the Board of Directors (the "Board"), the Chief Executive Officer and Secretary of Millennium. Ms. Balis currently serves as President and a member of the Board. All of Ardis Balis' shares of Millennium common stock are subject to a voting agreement entered into in July 2000 pursuant to which all of Ms. Balis' shares are voted by George Balis. The voting agreement is for a term of twenty-one years. During the term of the agreement Mr. Balis has unrestricted discretion to vote the shares subject to the agreement. The shares subject to the agreement consist of all of the shares owned by Mr. and Ms. Balis.

         A summary of the transactions in the amounts due from/(to Mr. & Mrs. Balis for the three years and three months ended March 31, 2001 is as follows:


Balance January 1, 1998                                                  $9,031
Repaid                                                                   (9,031)
Advances                                                                161,621
Liability incurred in connection with acquisition                      (162,500)
                                                                       --------

Balance December 31, 1998                                                  (879)
Cash advances                                                           258,452
                                                                       --------
Balance December 31, 1999                                               257,573
Cash advances                                                            94,541
                                                                       --------
Balance December 31, 2000                                              $352,114
Cash Advances                                                             9,341
                                                                       --------

Balance March 31, 2001                                                 $361,455
                                                                       ========

The loans receivable/payable are non-interest bearing and due on January 1, 2003.

         In December, 1998, Millennium had advanced $161,621 to George Balis, its chairman, to obtain a nineteen percent (19%) equity interest in a company which develops and markets gourmet snack foods.

         On May 1, 1998 and September 28, 1998, George Balis transferred 400,000 shares and

200,000 shares, respectively, of common stock to Ardis Balis to enable Millennium to meet its obligation to Ms. Balis with respect to the UDL acquisition agreement. On November 18, 1999 Millennium issued an additional 450,000 shares of common stock to Ardis Balis to enable Millennium to meet its obligation to Ms. Balis with respect to the UDL acquisition agreement. The UDL acquisition agreement requires Millennium to insure that Ardis Balis, until such time as Millennium shall complete a public offering of its shares registered with the Securities and Exchange Commission, maintains an equity position in Millennium of no less than 51% of all issued and outstanding shares of common stock of Millennium. For purposes of such calculation, Millennium is permitted to include shares of common stock held by George Balis, the Chairman and Chief Executive Officer of Millennium and the husband of Ardis Balis.

         In August 2000, Millennium undertook a private offering of 4,000,000 shares of its common stock pursuant to to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504. Simultaneously with the closing of the pending private offering, 4,570,913 shares of common stock were issued to George and Ardis Balis to enable Millennium to meet its obligation to Ms. Balis with respect to the UDL acquisition agreement. In addition, 382,258 shares of common stock were issued to certain consultants in consideration for services rendered in connection with the development and marketing of Millennium's educational videos and skin care products, including 50,000 shares to each of Messrs. Rissi and Tallarini and 30,000 shares to Mr. Gorczycki, each of whom is a director of Millennium.

Description of Securities

         Millennium is authorized by its Certificate of Incorporation, as amended, to issue an aggregate of 25,000,000 shares of common stock, par value $.0001 per share and 10,000,000 blank check preferred shares. As of June 30, 2001, 23,241,800 shares of common stock were issued and outstanding and 500,000 shares of Series A Preferred Stock were issued and outstanding. Other than the common stock and preferred stock, Millennium is not authorized to issue any other class of capital stock.

Common Stock

         All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of Millennium. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The shareholders do not have cumulative or preemptive rights.

         The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of Millennium. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of the dissolution, liquidation or winding-up of Millennium, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities of Millennium. Shareholders are not entitled to accumulate their votes in any election. Holders of common stock have no preemptive rights or other rights to subscribe or convert shares of common stock into other securities.

Preferred Stock

         The Board of Directors is authorized, subject to limitations prescribed by Delaware law, to provide for the issuance of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the voting powers, designations, preferences and rights, and the restrictions of those preferences and rights, of the shares of each such series and to increase, but not above the total number of authorized shares of preferred stock, or decrease, but not below the number of shares of such series then outstanding, the number of shares of any such series without further vote or action by the stockholders. The Board of Directors is authorized to issue preferred stock with voting, conversion, and other rights and preferences which could adversely affect the voting power or other rights of the holders of common stock. On June 21, 2000 we issued 500,000 shares of Series A Preferred Stock to George Balis and Ardis Balis. The Series A preferred shares have rights to dividends, rights with respect to liquidation and other rights equivalent to those of holders of our common stock except that each share of Series A Preferred Stock entitles the holder to ten votes with respect to all matters to be voted on by shareholders.

Legal Proceedings

         Millennium is not a party to or involved in any material litigation, nor is it aware, to the best of its knowledge, of any pending or contemplated proceedings against it by any third party or any government authorities.


Recent Sales of Unregistered Securities

         In April, 1998, Millennium issued 800,000 shares to Ardis Balis at par value ( $.0001 per share) to comply with the terms of the UDL acquisition agreement. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act. Also in April, 1998, Millennium sold 300,000 shares at a price per share of $.16 and 250,000 shares for $.25 per share. These shares were exempt from registration pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof.

         Also in April, 1998, Millennium issued 400,000 shares of Common Stock at par value ($.0001 per share) to George Balis, an officer and director of Millennium. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

         Also in April, 1998, Millennium sold 100,000 shares at a price of $.50 per share, and an additional 100,000 shares for $.85 per share, which such shares were exempt from registration pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof.

         Also in April, 1998, Millennium issued 350,000 shares to Ardis Balis at par value ($.0001 per share) to remain in compliance with the terms of the UDL acquisition agreement. This transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act. Additionally, Millennium sold 50,000 shares of Common Stock for $.35 per share, which such shares were exempt from registration pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof.

         In July, 1998, Millennium issued 275,000 shares to Ardis Balis at par value ($.0001 per share) to remain in compliance with the terms of theUDL acquisition agreement, which such transaction was exempt from registration pursuant to Section 4(2) of the Securities Act. Also in July, 1998, Millennium sold 75,000 shares to one entity and 200,000 shares to another entity, both at a price per share of $.50, and both exempt from registration pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof.

         In September, 1998, Millennium sold 137,500 shares, pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof, for $.50 per share. Also in September, 1998, Millennium issued 700,000 shares to Ardis Balis at par value ( $.0001 per share) to remain in compliance with the terms of the UDL acquisition agreement. Also in September, 1998, Millennium sold 120,000 shares of Common Stock for $.20 per share, pursuant to an exemption from registration pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof.

         In September, 1998, in three unrelated transactions, Millennium sold 50,000 shares of Common Stock at $.30 per share, 80,000 shares at $.50 per share and 50,000 shares at $.65 per share, all pursuant to an exemption from registration pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof.

         In October, 1998, Millennium sold 2,985 shares of Common Stock at $.40 per share, pursuant to an exemption from registration pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof.

         In November, 1998, Millennium issued 25,000 shares of Common Stock for video production services rendered, which such services were valued at $44,500, or $.56 per share. This transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act.

         In November, 1998, Millennium sold 75,000 shares at $.80 per share. These shares were exempt from registration pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof.

         In December, 1998, in three unrelated transactions, Millennium sold 80,000, 290,000 and 30,000 shares of Common Stock each for $.50 per share, pursuant to an exemption from registration pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof.

         In December, 1998, Millennium sold 25,000 shares for $.80 per share, pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof. Also in December, 1998, Millennium sold 12,000 shares of Common Stock for $.48 per share, pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof.

         In January, 1999, Millennium sold 170,000 shares for $.50 per share, pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof.

         In February, 1999, Millennium issued 75,000 restricted shares for financial and business consulting services rendered valued at $69,750, or $.93 per share, which such transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act.

         In March, 1999, Millennium sold 30,000 shares of Common Stock, pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof, for $.50 per share.

         In April, 1999, Millennium sold 750,000 shares of Common Stock, pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof, for $.25 per share. Also in April, 1999, Millennium sold 20,000 shares of Common Stock for market research services rendered valued at $11,200, or $.56 per share, which such transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

         In July, 1999, Millennium sold 200,000 shares of Common Stock in consideration for the termination of a Production Agreement, valued at $59,375 or $.296 per share. Also in July, 1999, Millennium issued 50,000 shares of restricted Common Stock in connection with marketing and distribution services rendered, valued at $13,250, or $.265 per share, which such transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

         In November, 1999, Millennium issued 350,000 shares of Common Stock to Ardis Balis and 350,000 shares to George Balis both at par value ( $.0001 per share) for services rendered by each of them as officers and directors of Millennium during 1999. Additionally, Millennium issued 400,000 shares of Common Stock at par value ( $.0001 per share) to be in compliance with the terms of the UDL acquisition agreement. All of these transactions were exempt from registration pursuant to Section 4(2) of the Securities Act since they were issued solely to members of management and directors of Millennium. Also in November, 1999, Millennium sold 50,000 shares of Common Stock for financial and business consulting services rendered, which such services were valued at $5,000, or $.10 per share. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act.

         In June 2000, Millennium issued 1,923,000 shares of its common stock to certain consultants in consideration for computer, internet, web-site work, video, photographic and product design and packaging services rendered, which services were valued at a price of $.10 per share, or $192,300. In addition, 1,923,000 shares of its common stock were issued to Ardis Balis at par value ( $.0001 per share) in compliance with the terms of the UDL acquisition agreement. All of these transactions were exempt from registration pursuant to Section 4(2) of the Securities Act.

         In October 2000, Millennium sold 4,000,000 shares of its common stock at a price of $.25 per share in a private placement pursuant to a registration statement filed with the State of Georgia, which transaction was exempt from registration pursuant to Section 3(b) of the Securities Act and Regulation D promulgated thereunder, specifically, Rule 504 thereof. The 4,000,000 shares were sold to seven accredited investors for $562,500 in cash and $437,500 principal amount of 10% promissory notes due January 1, 2001, which have been extended by mutual agreement to September 30, 2001.

         In January 2001, Millennium issued 375,000 shares to officers and directors at par value ($.0001 per share), and 450,334 shares to certain consultants valued at $.10 per share in consideration for marketing and computer internet and web-site consulting services rendered, and 4,935,334 shares of common stock to Ardis Balis at par value ( $.0001 per share) to be in compliance with the terms of the UDL acquisition agreement. All of these transactions were exempt from registration pursuant to Section 4(2) of the Securities Act.

Indemnification of Directors and Officers

Our charter provides that no director shall be personally liable to us or to any stockholder for monetary damages arising out of such director's breach of fiduciary duty, except to the extent that the elimination or limitation of liability is not permitted by Delaware law. Delaware law, as currently in effect, permits charter provisions eliminating the liability of directors for breach of fiduciary duty, except that such provisions do not eliminate or limit the liability of directors for (a) any breach of the director's duty of loyalty to a corporation or its stockholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any payment of a dividend or approval of a stock purchase which is illegal under
Section 174 of the Delaware General Corporation Law or (d) any transaction from which the director derived an improper personal benefit. A principal effect of this provision of our charter is to limit or eliminate the potential liability of our directors for monetary damages arising from any breach of their duty of care, unless the breach involves one of the four exceptions described in (a) through (d) above.

    Our charter and by-laws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC that indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Previous independent accountants

            (i) On December 30, 1999, the Registrant dismissed Vlahakis & Associates, CPA as its independent accountant.

            (ii) The report of Vlahakis & Associates, CPA on the consolidated financial statements for the fiscal year ended December 31, 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

            (iii) The Registrant's Board of Directors participated in and approved the decision to change independent accountants.

            (iv) In connection with its audit for the fiscal year December 31, 1998 and for the year ended December 31, 1999 and through September 30, 2000, there have been no disagreements with Vlahakis & Associates, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Vlahakis & Associates, CPA would have caused them to make reference thereto in their report on the consolidated financial statements for such years.

            (v) The Registrant has requested that Vlahakis & Associates, CPA furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

(b) New independent accountants

         (i) The Registrant retained Paritz & Company P.A. as its new independent accountants as of January 1, 2000. During the fiscal years ended December 31, 1999 and December 31, 1998 and through January 1, 2000, the Registrant has not consulted with Paritz & Company P.A. on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor. The Registrant authorized Vlahakis & Associates, CPA. to respond to any and all inquiries of the successor accountant.
 .

ITEM 5. OTHER EVENTS

        Successor Issuer Election.

        Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Blue Capital for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective April 3, 2001.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

        Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

ITEM 8. CHANGE IN FISCAL YEAR

        Not applicable.

EXHIBITS
                                    PART III

Item 1. Index to Exhibits

The Following list describes the exhibits filed as part of this Registration Statement on Form 10- SB:

Exhibit Number               Description of Document
--------------               -----------------------
2.1                          Articles of Incorporation of Millennium Direct, Inc., as amended.

2.2                          Amendments to Articles of Incorporation of Millennium Direct, Inc.

2.3                          By-Laws of Millennium Direct, Inc., as amended

2.4                          Application for Authority to Conduct Business in the State of New York

4.1                          Millennium Direct, Inc. Specimen Common Stock Certificate

5.1                          Voting trust Agreement dated July 5, 2000.

5.2                          Letter agreement between Millennium Direct and Ardis Boyd dated February,
                             1998.

6.1                          Production Services and Marketing Agreement, dated November 3, 1999 between the Company and Marketer, and related Stock Option Agreement

8.1                          Acquisition Agreement dated February 1, 1998, by and between
                             UltraDerma, Ltd., and Kid Rom, Inc.

8.2.                         Agreement and Plan of Reorganization and Merger thereto between
                             Millennium Direct, Inc. and Blue Capital Associates, Inc. dated March
                             21, 2001.

16.1                         Accountant's letter dated August, 2001


                                     PART FS

                             MILLENNIUM DIRECT, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

                                                                                                 PAGE

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND
FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999:

         Independent Auditors' Report                                                            FS-2

         Balance Sheets  -  December 31, 2000 and 1999                                           FS-3

         Statements of Changes in Stockholders' Equity
         For The Years Ended December 31, 2000 and 1999                                          FS-4

         Statements of Operations For The Years Ended
         December 31, 2000 and 1999                                                              FS-5

         Statements of Cash Flows For The Years Ended
         December 31, 2000 and 1999                                                              FS-6

Notes to Financial Statements                                                                    FS-7 - FS-14



CONSOLIDATED FINANCIAL STATEMENTS:

         Management's Report                                                                     FS-15

         Balance Sheets - March 31, 2001 (Unaudited)
         and December 31, 2000 (Audited)                                                         FS-16

         Unaudited Statements of Operations For The Three
         Months Ended March 31, 2001 and 2000                                                    FS-17

         Unaudited Statement of Cash Flows For The Three
         Months Ended March 31, 2001                                                             FS-18

         Unaudited notes to financial statements                                                 FS-19-20

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Millennium Direct, Inc.
North Blenheim, New York

         We have audited the accompanying consolidated balance sheet of Millennium Direct, Inc. as of December 31, 2000 and 1999 and the related consolidated statements of changes in stockholders' equity, operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millennium Direct, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                             PARITZ & COMPANY, P.A.

Hackensack, New Jersey
May 10, 2001

                             MILLENNIUM DIRECT, INC.

                           CONSOLIDATED BALANCE SHEETS

================================================================================

                                                                                               DECEMBER 31,
                                                                                    -----------------------------------
                                                                                       2000                    1999

                               ASSETS

CURRENT ASSETS:

  Cash                                                                              $371,144                 $
  Accounts receivable                                                                      -                          -
  Inventories                                                                              -                          -
                                                                                  ----------                 ----------
          TOTAL CURRENT ASSETS                                                       371,144                    342,376
                                                                                  ----------                 ----------

Property and equipment, net of accumulated
  depreciation of $14,075 in 2000 and $10,239                                          5,004                     18,839
                                                                                  ----------                 ----------

OTHER ASSETS:

  Intangible assets, net of accumulated
   of $830,850 in 2000 and $587,500 in 1999                                          385,900                    629,250
  Video costs                                                                        262,583                    262,582
  Officer loan receivable                                                            352,114                    257,573
                                                                                  ----------                 ----------
          TOTAL OTHER ASSETS                                                       1,000,597                  1,149,405
                                                                                  ----------                 ----------

TOTAL ASSETS                                                                      $1,376,745                 $
                                                                                  ==========                 ==========

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

  Accrued expenses                                                                $                          $
  Note payable, current portion of long-term                                         515,000                    115,000
                                                                                  ----------                 ----------
          TOTAL CURRENT LIABILITIES                                                  594,800                    194,800
                                                                                  ----------                 ----------

LONG-TERM DEBT                                                                             -                    115,000
                                                                                  ----------                 ----------

TOTAL STOCKHOLDERS' EQUITY                                                           781,945                  1,200,820
                                                                                  ----------                 ----------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $1,376,745                 $
                                                                                  ==========                 ==========

================================================================================

                        See notes to financial statements

                             MILLENNIUM DIRECT INC.,

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

================================================================================

                                                              ADDITIONAL
                                              COMMON           PAID-IN            ACCUMULATED    SUBSCRIPTION          TOTAL
                               SHARES         STOCK            CAPITAL              DEFICIT       RECEIVABLE
Balance December 31, 1998    6,016,584         $               $2,222,141     $                     $       -        $1,354,715
                                                  601                                 (868,027)
Net loss                                                                              (664,970)             -          (664,970)
Common stock issued:
 Sales                         950,000             95             287,405                    -              -           287,500
 Issuance for services       1,495,000            149             223,426                    -              -           223,575
                             ---------         ------          ----------          -----------      ---------       -----------
Balance December 31, 1999    8,461,584            845           2,732,972           (1,532,997)             -         1,200,820
Net loss                                                                            (1,465,976)             -        (1,465,976)
Common stock issued:
 Sales                       4,000,000            400             999,600                    -       (337,500)          662,500
 Issuance for services       3,846,000            385             384,216                    -              -           384,601
                             ---------         ------          ----------          -----------      ---------       -----------
Balance December 31, 2000    12,461,58         $1,630          $4,116,788          $(2,998,973)     $(337,500)       $  781,945
                             =========         ======          ==========          ===========      =========       ===========


================================================================================

                        See notes to financial statements

                             MILLENNIUM DIRECT, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

================================================================================


                                                                  YEAR ENDED DECEMBER 31,
                                                                2000                      1999
SALES                                                      $        -                 $   11,257

COST OF GOODS SOLD                                                  -                      6,954
                                                          -----------                  ---------

GROSS PROFIT                                                        -                      4,303
                                                          -----------                  ---------

COSTS AND EXPENSES:
  Selling and marketing expenses                              306,119                    147,950
  General and administrative expenses                       1,178,116                    521,323
  Interest income                                             (18,259)                         -
                                                          -----------                  ---------

TOTAL COSTS AND EXPENSES                                    1,465,976                    669,273
                                                          -----------                  ---------

NET LOSS                                                  $(1,465,976)                 $(664,970)
                                                          ===========                  =========

BASIC LOSS PER SHARE                                            $(.12)                     $(.08)
                                                          ===========                  =========

DILUTED LOSS PER SHARE                                          $(.12)                     $(.08)
                                                          ===========                  =========

================================================================================

                        See notes to financial statements

                             MILLENNIUM DIRECT, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

================================================================================


                                                                            YEAR ENDED DECEMBER 31,
                                                                          2000                    1999

OPERATING ACTIVITIES:
  Net loss                                                            $(1,465,976)             $(664,970)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
       Depreciation and amortization                                      246,686                299,310
       Common stock issued for services                                   384,601                223,469
       Reserve for product returns                                              -               (455,000)
  Changes in operating assets and liabilities:
       Accounts receivable                                                      -                336,690
       Inventories                                                              -                 15,000
       Accrued expenses                                                         -                 18,900
                                                                        ---------              ---------
NET CASH USED IN OPERATING ACTIVITIES                                    (834,689)              (226,601)
                                                                        ---------              ---------

INVESTING ACTIVITIES:
  Investments                                                                   -                 10,000
  Acquisition of property, plant and equipment                             10,498                (12,500)
  Acquisition of intangible assets                                              -                      -
  Acquisition of video costs                                                    -                 (8,880)
                                                                        ---------              ---------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                        10,498                (11,380)
                                                                        ---------              ---------

FINANCING ACTIVITIES:
  Proceeds from sale of common stock, net of notes                        662,500                287,500
  Proceeds from issuance of long-term debt                                285,000                230,000
  Net decrease in stockholder loans                                       (94,541)              (258,847)
                                                                        ---------              ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                 852,959                258,653
                                                                        ---------              ---------

INCREASE IN CASH                                                           28,768                 20,672

CASH - BEGINNING OF YEAR                                                  342,376                321,704
                                                                        ---------              ---------

CASH - END OF YEAR                                                      $ 371,144              $ 342,376
                                                                        =========              =========


================================================================================

                        See notes to financial statements

                             MILLENNIUM DIRECT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000





1         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


          Principles of consolidation

          The consolidated financial statements include the accounts of Millennium Direct, Inc ("Millennium"), and its subsidiary, which is wholly owned. All material inter-company balances and transactions have been eliminated.


          Business description

          Millennium was incorporated in the State of Delaware on September 13, 1994 as Kid Rom, Inc. ("KRI"). Millennium develops, produces and distributes entertaining and educational videos for the toddler, children and teenage markets. In February 1998, KRI acquired UltraDerma, Ltd. ("UDL") (see Note 3), a company which develops, markets and distributes anti-aging skin care products. On November 18, 1999, KRI changed its name to Millennium Direct, Inc.

          Millennium currently operates two divisions: educational videos (KRI's business since incorporation) and skin care products (the business of UDL acquired in February, 1998).


          Uses of estimates in the preparation of financial statements

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.


          Cash and cash equivalents

          The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents. The carrying amounts approximate fair market value because of the short maturity.

          The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

          Revenue Recognition

          Revenue from product sales is recognized at the time the product is shipped by the marketer's fulfillment center to the end user. Orders are received by the marketer who records the credit card information of the purchaser for processing. Orders are then sent to the fulfillment center for shipping. Title to the goods remains with the Company until the time that the product is shipped. Since the Company retains title to the merchandise and bears the risk of loss until shipment, all sales are recorded on a gross basis. The marketer is only then paid after the goods are shipped and the Company receives the payment.

          Management provides for returns and warrantee costs based upon historical amounts and management's estimate of potential future claims. Defective products are either replaced by the Company at the customer's request or a refund is issued upon return of the product. Such returns are charged against the reserve for returns that is reviewed by management on an ongoing basis. No provision for returns has been made for the years ended December 31, 2000 and 1999 due to the lack of sales in this period.

          Allowance for Doubtful Accounts

          The allowance for doubtful accounts is based upon historical amounts and management's estimates of future potential losses. Management believes that since most sales are credit card sales to the end user, no reserve is required. As of December 31, 2000 and 1999 there was no balance in the accounts receivable account and, accordingly, no provision for doubtful accounts has been made.

          Inventories

          Inventories are valued at the lower of cost (determined on the first-in, first-out basis) or market (replacement cost).

          Property and equipment and depreciation

          Property and equipment are stated at cost. Major additions, improvements and renewals, which substantially increase the useful lives of assets, are capitalized. Maintenance, repairs and minor renewals are charged to expense when incurred.

          Depreciation is provided for both financial reporting and income tax purposes using the straight-line and accelerated methods.

          Video Costs

          Video consists are stated at cost, less accumulated amortization. Video production costs and expenses based on the ratio of the current period's revenues to estimated total gross revenues from all sources on an individual production basis.

          Estimates of total gross revenues can change due to a variety of factors, including the level of market acceptance of the video products. Accordingly, revenue estimates are reviewed periodically and amortization is adjusted accordingly.

          No amortization expense has been charged against these costs, as the revenue is projected to commence in the second quarter of 2001.

          The Company has not yet adopted SOP 00-2 for the periods contained in the accompanying financial statements. SOP 00-2 requires, among other things, that revenue from the sale or licensing of movies, videos and similar products, be recognized when certain conditions are satisfied. The Company, at present, sells its videos directly to consumers or through a distributor. Revenue from these individual video sales are recognized upon the delivery to and payment by the customer. Accordingly, adoption of SOP 00-2 will not have a material effect upon the financial statements.

          Intangibles

          Goodwill and intangibles represent the excess of cost over the fair value of the intangibles acquired and are amortized over three years for trademarks, patents and product development costs. Goodwill is amortized over five years using the straight-line method.

          Reserve for Product Returns

          The Company has established a reserve for product returns based upon 7.5% of gross sales. This reserve is based upon management's estimates of the product returns during any substantial marketing programs. For the years ended December 31, 2000 and 1999 this amount was $0. No reserve was established for the years ended December 31, 2000 and 1999 as the sales for such periods were $0 and $11,257 respectively. A reserve for the year ended December 31, 1999 would be immaterial to the accompanying financial statement.

          Deferred income taxes

          The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109) which requires that deferred tax assets and liabilities be recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some potion of the deferred tax asset will not be realized.

          Earnings per share

          in 1998, the Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per share", which required retroactive adoption. The new standard simplifies the computation of earnings per share and requires the presentation of basic and fully diluted earnings per share. Basic income per share amounts are based upon the weighted average number of shares of common stock outstanding during the years presented. Diluted earnings per share amounts are based on the weighted average number of shares of common stock and stock options outstanding during the years presented.

          Comprehensive income (loss)

          Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income", which modifies the financial presentation of comprehensive income and its components.

          Stock based compensation

          SFAS No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") encourages, but does not require companies to record compensation costs for stock-based employee compensation. Millennium has chosen not to adopt SFAS 123 and to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

          Stock issued in exchange for services rendered are valued based upon the fair market value of the goods or services received in exchange for the stock.

          Impairment of long-lived assets

          Millennium accounts for the impairment of long-lived assets in accordance with SFAS No. 121 which requires that long-lived assets and identifiable intangibles held and used by a company be reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable (see Note 4).

2         SEGMENT INFORMATION

          In 1999, the Company adopted SFAS No. 131, which requires the reporting of segment information using the "management approach" versus the "industry approach" previously required by SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise".

          Based on information provided to the Company's chief operating decision maker for purposes of making decisions regarding allocating resources and assessing performance, the Company's operations have been classified into two operating segments that are strategic business units offering distinctive products and services that are marketed through different channels.

          The two operating segments are: (1) sales of advanced formula skin care products and (2) development, production and sale of educational and entertaining videos for the toddler and children's market.

          The Company's accounting policies for segments are the same as those described in Note 1, "Summary of Significant Accounting Policies". Management evaluates segment performance based on segment operating income or loss.

          Summarized financial information of the Company's continuing operations by business segment is as follows:


                                                        2000                  1999
                                                        ----                  ----
                   Net Revenue:
                     Skin care products              $         -            $   11,257
                     Children's videos                         -                     -
                                                     -----------            ----------
                         Total                       $         -            $   11,257
                                                     ===========            ==========


                   Operating income:
                     Skin care products              $(1,270,358)           $ (607,610)
                     Children's videos                   (95,618)              (57,360)
                                                     -----------            ----------
                       Total                         $(1,365,976)           $ (664,970)
                                                     ===========            ==========


                   Total assets:
                     Skin care products              $ 1,551,663            $1,248,038
                     Children's videos                   262,582               262,582
                                                     -----------            ----------
                        Total                        $ 1,814,245            $1,510,620
                                                     ===========            ==========

3         BUSINESS ACQUISITION

          On February 1, 1998, Millennium, through a wholly-owned subsidiary, acquired substantially all of the assets of UDL (the "Acquisition"), for a total purchase price of $1,216,750. The consideration consisted of $400,000 in cash and 3,025,000 restricted shares of common stock to be issued, valued at $816,750. Concurrent with the Acquisition, Millennium executed a letter agreement which granted to the Chairperson and Founder of UDL, anti-dilution rights pursuant to which Millennium agreed to maintain her interest in Millennium, pending a public offering of Millennium's securities registered with the Securities and Exchange Commission, at not less than fifty-one percent (51%) of the issued and outstanding common stock. For purposes of such calculation, Millennium is permitted to include shares of common stock held by the Chairman and Chief Executive Officer of Millennium and her husband. The excess of the consideration paid over the fair value of assets acquired, along with their related straight-line amortization periods, were:

                                                       Amortization

                                                  Amount          Period

                 Trademarks                    $  520,750        3 years
                 Product development              260,000        3 years
                 Patents                           58,000        3 years
                 Goodwill                         378,000        5 years
                                              -----------
                                               $1,216,750
                                              ===========


4         INTANGIBLES

          The Company examines the carrying value of its intangible assets in accordance with SFAS No, 121, to determine whether there are any impairment losses. Considerable management judgement is necessary to estimate the fair value of these assets. Accordingly, the realized value of these assets could vary significantly from management's estimates.

          Management has utilized the sales projections provided by its new marketer and video distributors in order to evaluate the potential revenues from the identified intangibles. Pursuant to these projections, as well as management's analysis of certain prior years' marketing efforts, the Company expects to produce substantial revenue and cash flow from the intangible assets over the next three years. This decision was arrived at based upon a cash flow analysis based upon the sales projections. Although management recognizes that these assets have not produced any significant revenue during the period covered by these financial statements, management attributes this to a change in marketer and the time involved in production and testing of its new infomercial and related marketing efforts.

5         LONG-TERM DEBT

          The notes bear interest at 8 1/2% per annum and are payable fifty percent of the outstanding principal plus the accrued interest on the entire balance in December 2000 with the balance of the remaining principal along with any accrued interest payable in December 2002. As of December 31, 1999, the total debt amounted to $230,000. Additional proceeds of $285,000 were received during 2000 and the entire balance was currently payable as of December 31, 2000. As of December 31, 2000, the amounts due under the terms of these notes were unpaid. Pursuant to certain default provisions, the entire balance is classified as current. The Company is currently in negotiations to extend the due date of these notes.

          In the event of a default by the Company, any remaining balance at the time of the default is due and payable immediately. Upon such default, the note holder shall receive the right to convert any portion of the outstanding principal into common shares of the Company at a conversion price of $.50 per share. The note holder would also, upon default, be entitled to, among other things, an increased interest rate of approximately 11% per annum, additional payments of .15% of annual gross sales for two years and the issuance of warrants to purchase one share for each dollar of the initial principal amount.


6         NET LOSS PER SHARE

          Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for each year. The weighted average number of shares used to compute basic loss per share for the years ended December 31, 2000 and 1999 were 8,461,584 and 12,461,584 respectively.

          Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the year plus, for 1999 and 1998, the incremental shares that would have been outstanding had the Company been required to issue additional shares pursuant to the Anti-Dilution Rights. In 2000 and 1999, issuance of shares pursuant to these rights would have been anti-dilutive and, therefore, were not considered in the computation of diluted loss per share. These shares total 123,617 shares for 2000 and 97,917 shares for 1999. As a result, for the years ended December 31, 2000 and 1999 diluted loss per share equals basic loss per share.

7         COMMITMENTS

          In September 1999, the Company terminated a sales and marketing agreement with a prior marketer (the "Previous Marketer"). In July 1999, Millennium also terminated a separate licensing agreement it had with the Previous Marketer to assist Millennium in distributing the educational videos produced by Millennium. Millennium paid $59,000, in the form of 200,000 shares of Common Stock, to terminate such agreement. Other than as set forth above, neither the Previous Marketer nor Millennium has any rights, liabilities or obligations to the other.

          During November 1999, the Company entered into a new marketing and related production agreement with a new marketing company to market the Company's Theracel product line. The marketer is to develop direct response television advertising and will also perform certain manufacturing, warehousing and production activities. In connection with this agreement, the Company granted the Marketer certain incentive based stock options. The options are exercisable for a period of up to five years following the completion of a "performance year" as defined in the Agreement. This Agreement allows the Marketer to acquire up to 1,350,000 shares at prices ranging between $.50 and $1.00. To date, the performance conditions contained in the Agreement have not been satisfied. Pursuant to EIF 00-8, upon the completion of such performance, the Company will record a charge to operations for the fair market value of the stock minus the option price, on that date.

8         RELATED PARTIES

          The Company leases its office space, on a month-to-month basis, from a stockholder. For 2000 and 1999, the Company recorded rent expense under these leases of approximately $29,800 and $36,000, respectively.


9         INCOME TAXES

          The tax effect of the only item comprising the Company's net deferred tax position as of December 31, 2000 and 1999 (see Note 1) is as follows:


                                                                                        2000              1999

                     Future tax benefit resulting from the availability of
                     net operating loss carryforwards                                $ 527,000         $ 620,000

                     Less valuation allowance                                         (527,000)         (620,000)
                                                                                     ---------         ---------

                     Net deferred tax                                                $       0         $       0
                                                                                     =========         =========


          As of December 31, 2000 the Company has $2,997,000 of net operating loss carryforwards available to offset future taxable income. These carryforwards expire as follows:


                         2002                           $  100,100
                         2003                              768,000
                         2004 and thereafter             2,128,900
                                                        ----------
                                                        $2,997,000
                                                        ==========


10        STOCKHOLDERS' EQUITY

          On June 30, 2000, the Company declared a 1 for 12 reverse stock split. Retroactive effect has been given to this reverse stock split in the accompanying financial statements.

          Millennium is authorized to issue an aggregate of 25,000,000 shares of common stock, par value $.0001 per share and 10,000,000 blank check preferred shares.

          Common stock

          All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of Millennium. All shareholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payments of all liabilities, The shareholders do not have cumulative or preemptive rights.

          Preferred Stock

          The Board of Directors is authorized, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time, the number of shares to be included in each such series, to fix the voting powers, designations, preferences and rights, and the restrictions of those preferences and rights, of the shares of each such series and to increase, or decrease such series then outstanding, the number of shares of any such series without further vote or action by the stockholders. The Board of Directors is authorized to issue Preferred Stock with voting, conversion, and other rights and preferences which could adversely affect the voting power or other rights of holders of common stock. See Note 11 relating to the issuance of Preferred Stock.


11        SUBSEQUENT EVENTS

          In January, 2001, the Company issued 375,000 shares of common stock to its officers and directors at par value ($.0001) for services rendered. The Company also issued 450,334 shares of its common stock to certain consultants valued at $.10 per share in consideration for marketing and internet consulting services rendered. The Company also issued 4,935,334 shares of its common stock to principal shareholders to be in compliance with the terms of the Acquisition Agreement. These shares were valued based on the value of the services received in exchange for the shares. The shares issued to the consultant were based on an agreed upon price that equals the amount that would have been paid if paid in cash. The shares issued to the officers and directors were valued in accordance with SFAS 123

          Pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement") effective April 3, 2001, the Company acquired all the outstanding shares of common stock of Blue Capital Associates ("Blue Capital"), a Delaware Corporation, from the shareholders thereof in exchange for an aggregate of 1,162,090 shares of common stock of Millennium (the "Acquisition").

          In March 2001, Millennium agreed to advance up to $200,000 to an unrelated third party. These notes bear interest at 5% per annum and are due on September 30, 2001. As of March 31, 2001, the balance due under these notes is $100,000.

                             MILLENNIUM DIRECT, INC.

                                   Avon Plaza
                         North Blenheim, New York 12131



         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-SB and Article 10 of Regulation SB. Accordingly, they do not include all of the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.


         It is management's opinion, however, that all material adjustments (consisting of normal recurring accruals) have been made which are necessary for a fair financial statement presentation. The results of the interim period are not necessarily indicative of the results to be expected for the year.




                             MILLENNIUM DIRECT, INC.


                            BY: George S. Balis, CEO


July 25, 2001

                             MILLENNIUM DIRECT, INC.

                           CONSOLIDATED BALANCE SHEETS
================================================================================

                                                        March 31,        December 31,
                                                          2001              2000
                                                       (Unaudited)         (Audited)
                                     ASSETS
CURRENT ASSETS:
  Cash                                                  $  135,511       $  371,144
  Accounts receivable                                        8,629             -
  Notes receivable                                         100,000             -
                                                        ----------       ----------
          TOTAL CURRENT ASSETS                             244,140          371,144
                                                        ----------       ----------

Property and equipment, net of accumulated
  depreciation of $14,496 in 2001 and $10,739 in             4,384            5,004
  2000                                                  ----------       ----------

OTHER ASSETS:
  Intangible assets, net of accumulated
   amortization of $898,252 in 2001 and $587,500
   in 2000                                                 318,458          385,900
  Video costs                                              262,583          262,583
  Officer loan receivable                                  361,455          352,114
                                                        ----------       ----------
          TOTAL OTHER ASSETS                               942,496        1,100,597
                                                        ----------       ----------

TOTAL ASSETS                                            $1,191,020       $1,136,745
                                                        ==========       ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accrued expenses                                      $   92,019       $   79,800
  Note payable, current portion of long-term debt          230,000          230,000
                                                        ----------       ----------
          TOTAL CURRENT LIABILITIES                        322,019          309,800
                                                        ----------       ----------

LONG-TERM DEBT                                             285,000          285,000
                                                        ----------       ----------

TOTAL STOCKHOLDERS' EQUITY                                 584,001          781,945
                                                        ----------       ----------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $1,191,020       $1,376,745
                                                        ==========       ==========

================================================================================


                        See notes to financial statements

                             MILLENNIUM DIRECT, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
================================================================================

                                                   THREE MONTHS ENDED MARCH 31,
                                                         2001          2000
SALES                                                  $   8,629      $   -

COST OF GOODS SOLD                                         5,766          -
                                                       ---------      ---------

GROSS PROFIT                                               2,863          -
                                                       ---------      ---------

COSTS AND EXPENSES:
  Selling and marketing expenses                          31,388        270,181
  General and administrative expenses                    252,406        559,049
                                                       ---------      ---------

TOTAL COSTS AND EXPENSES                                 283,794        829,230
                                                       ---------      ---------

NET LOSS                                               $(280,931)     $(829,230)
                                                       =========      =========

BASIC LOSS PER SHARE                                     $(.02)        $(0.10)
                                                       =========      =========

DILUTED LOSS PER SHARE                                   $(.02)        $(0.10)
                                                       =========      =========

================================================================================


                        See notes to financial statements

                             MILLENNIUM DIRECT, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                        THREE MONTHS ENDED MARCH 31, 2001
                                   (Unaudited)
================================================================================

OPERATING ACTIVITIES:
  Net loss                                                                                  $(280,931)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
       Depreciation and amortization                                                           68,062
  Changes in operating assets and liabilities:
       Accounts receivable                                                                     (8,629)
       Accrued expenses                                                                        12,219
                                                                                            ---------

NET CASH USED IN OPERATING ACTIVITIES                                                        (209,279)
                                                                                            ---------


FINANCING ACTIVITIES:
  Proceeds from sale of common stock                                                           82,986
  Increase in notes receivable, net of repayments                                            (100,000)
  Increase in notes receivable - stockholder                                                   (9,341)
                                                                                            ---------

NET CASH USED IN FINANCING ACTIVITIES                                                         (26,355)
                                                                                            ---------


DECREASE IN CASH                                                                             (235,634)

CASH - BEGINNING OF PERIOD                                                                    371,145
                                                                                            ---------

CASH - END OF PERIOD                                                                        $ 135,511
                                                                                            =========

================================================================================


                        See notes to financial statements

                             MILLENNIUM DIRECT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   THREE MONTHS ENDED MARCH 31, 2001 AND 2000
                                   (Unaudited)
================================================================================

1        CONSOLIDATED FINANCIAL STATEMENT

         The consolidated balance sheet at the end of the preceding year was derived from the audited consolidated balance sheet contained in the Company's prior year-end financial statements and is presented for comparative purposes. All other financial statements are unaudited. All unaudited amounts are subject to year-end adjustments and audit, but the Company believes all adjustments, consisting only of normal and recurring adjustments necessary to present fairly the financial condition, results of operations and changes in cash flows for the interim periods, have been made. The results of operations for interim periods are not necessarily indicative of the operating results for the full year.

         Footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted in accordance with published rules and regulations of the Securities and Exchange Commission. These consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the annual audited financial statements for the most recent fiscal year.

         The consolidated financial statements of Millennium Direct, Inc. are unaudited and reflect all adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period.

2 RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2000 COMPARED WITH THE THREE MONTHS ENDED MARCH 31, 2000

         Results of Operations

         Millennium recorded $8,629 in sales for the three months ended March 31, 2000, as compared with no sales for the previous three months. Millennium's gross profit for these three months was $2,863 and $0, respectively. Operating expenses for the three months ended March 31, 2001 were $283,794 and $829,230 for the three months ended March 31, 2000. The decreased expenses were the result of a decrease in consulting and professional fees incurred. The significant items included in operating expenses for the three months ended March 31, 2001 and 2000 are as follows:

                 EXPENSE DESCRIPTION                           MARCH 31, 2001                MARCH 31, 2000
                Advertising                                        $31,388                      $211,135
                Depreciation and amortization                       68,062                        32,733
                Consulting fees                                     83,442                       394,353
                Professional fees                                   18,000                        36,565
                Travel and trade shows                              24,479                        60,825


         As a result, the net loss was $280,931 for the three months ended March 31, 2001 compared with a loss of $829,230 for the three months ended March 31, 2000. As of March 31, 2001 Millennium had stockholders' equity of $921,541 and $792,601 for March 31, 2000. The changes in the stockholders equity was the result of additional investments made by shareholders via the sale of common stock and the issuance of stock to certain directors and consultants and reduced by the net loss.

================================================================================


         LIQUIDITY AND CAPITAL RESOURCES

         Millennium has financed its operations and met its capital requirements primarily through funds raised in private placements conducted since 1996. Beginning in 1998 with its acquisition of UDL, Millennium has been able to finance, in part, operations from income. The principal uses of operating cash are to further develop and produce Millennium's children's videos, as well as its skin care products marketed under the Theracel brand. Millennium expects to be able to continue to raise funds through additional private placements. The Company also expects substantial profitability and cash flow from operations in the upcoming three months due to the new Marketer's programs. In the event that the Company is unable to raise funds through private placements or from operations, Millennium's ability to conduct its operations as planned may become uncertain. Each of George Balis and Ardis Balis have executed employment agreements These employment agreements are for a term of three years and include base salaries and expense allowances. Pursuant to these agreements, each of them has agreed not to compete with Millennium for a period of one year following termination of the agreement. These agreements will result in additional charges to the results of operations and will be funded through the general operations of the Company. During the next twelve months, Millennium expects to continue development of the new infomercial for the TheraCel products, as well as continue to develop new marketing channels for its line of video products. Millennium may raise additional funds from the issuance of new long- term debt, as well as through the sale of its securities. These sources of funds, as well as Millennium's existing cash reserves, are projected by management to be sufficient to fund its operations during the next twelve months. Millennium does not intend to incur any substantial research and development costs, acquisitions of assets or the employment of additional persons during the next twelve month period.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MILLENNIUM DIRECT, INC.


                                       By /s/ George Balis
                                          --------------------------------

                                          George Balis, Chief Executive Officer

Date:  August 6, 2001


                                      -26-



                          STATEMENT OF DIFFERENCES
                          ------------------------

 The trademark symbol shall be expressed as............................. 'TM'